Exhibit 99.1

WRITTEN request of Stockholders

of sPAR Group, Inc.

TO CALL A SPECIAL MEETING

The undersigned record stockholders (“Stockholders”) of SPAR Group, Inc., a Delaware corporation (the “Company”), hereby request that the Company call a special meeting of stockholders (“Special Meeting”) in accordance with Section 2.02 of the Company’s Amended and Restated By-Laws (“By-Laws”) for the purpose of voting on the following proposal:

Removal without cause of Arthur B. Drogue and R. Eric McCarthey from the Company’s Board of Directors.

Under Section 2.02 of the By-Laws, upon delivery of this request, the Chairman, Vice Chairman, Chief Executive Officer or Secretary of the Company is required to promptly call the Special Meeting. If the Company has not provided notice to stockholders of the date of the Special Meeting promptly following the date of this request, then the Stockholders will have no choice but to conclude that the Company does not have a good faith intent to call the Special Meeting in a timely manner and may seek to enforce any and all rights under applicable law and otherwise.

[Signature page follows.]

In witness whereof, the undersigned have executed this request.

__________________________

Robert G. Brown

Dated: August 19, 2019

SP/R, Inc. Defined Benefit Pension Trust

By:	__________________________
Name: Rory W. Brown
Title: Trustee

Dated: August 19, 2019

__________________________
Name: Kimberly M. Villani
Title: Trustee

Dated: August 19, 2019